UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 29, 2005
MIDWEST BANC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation)	000-29598 (Commission File Number)	36-3252484 (I.R.S. Employer Identification No.)

501 WEST NORTH AVENUE MELROSE PARK, ILLINOIS	60160 (Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code (708) 865-1053
NOT APPLICABLE
(Former name or former address, if changed since last year)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On December 29, 2005, the Compensation Committee of the Board of Directors of Midwest Banc Holdings, Inc. (“Midwest”) approved an Amendment to the Employment Agreement between Midwest Banc Holdings, Inc., Midwest Bank and Trust Company, and James J. Giancola. Under the amendment Mr. Giancola will receive 29,316 shares of restricted common stock in lieu of stock options for 100,000 shares of Midwest common stock which he was entitled to receive under his employment agreement. The restricted stock will vest on the fifth anniversary date of their issuance. However, if certain performance goals are met, the restricted stock will vest when the Compensation Committee determines that these goals have been met. The restricted shares will have voting and dividend rights.
     The Compensation Committee approved a cash bonus to the following executive officer of Midwest (who was named in the compensation table in Midwest’s 2005 annual meeting proxy statement) for services rendered in 2005, which was granted in accordance with the terms and conditions of his employment agreement, and a salary increase for 2006:

	2005 bonus amount	2006 salary increase
James J. Giancola President and Chief Executive Officer of Midwest Banc Holdings, Inc. and Midwest Bank and Trust Company	$374,500	$25,000
     During the fourth quarter of 2005, the Compensation Committee approved the acceleration of vesting of certain unvested out-of-the-money stock options previously awarded to current employees, including executive officers, effective as of December 19, 2005. A stock option is considered out-of-the-money if the option exercise price is greater than the price per share of common stock traded on the NASDAQ National Market. Such actions were taken in accordance with the provisions of the Company’s Stock and Incentive Plan approved by the stockholders on May 18, 2005. Options relating to 93,875 shares, which were issued in July of 2004, vested as a result of the acceleration on December 19, 2005. No compensation expense was recorded as a result of this acceleration.
     Options representing 29,000 shares held by senior officers of Midwest were fully vested as a result of this acceleration. The following officers (who were named in the compensation table in Midwest’s 2005 annual meeting proxy statement) have stock options that were fully vested as a result of this acceleration:

Sheldon Bernstein	5,000
Mary Henthorn	5,000
Daniel Kadolph	3,000
Edward Sibbald	3,000

Total	16,000

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST BANC HOLDINGS, INC. (Registrant)
By:	/s/ Daniel R. Kadolph
Daniel R. Kadolph
Senior Vice President and Chief Financial Officer

Date: January 4, 2006